Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of First Horizon National Corporation (“First Horizon” or “FHN”) and its subsidiaries and Capital Bank Financial Corporation (“Capital Bank Financial” or “CBF”) and its subsidiaries, after giving effect to the acquisition by First Horizon of Capital Bank Financial (also referred to herein as the “merger”) using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of Capital Bank Financial are being recorded by First Horizon at their respective fair values as of November 30, 2017, the date the merger was completed. The pro forma condensed combined financial information should be read in conjunction with First Horizon’s Quarterly Report on Form 10-Q for the period ended September 30, 2017, and Annual Report on Form 10-K for the year ended December 31, 2016, and Capital Bank Financial’s Quarterly Report on Form 10-Q for the period ended September 30, 2017, and Annual Report on Form 10-K for the year ended December 31, 2016.

The merger was announced on May 4, 2017, and was completed on November 30, 2017. In the merger each outstanding share of Capital Bank Financial common stock (Class A Common Stock and Class B Non-Voting Common Stock), par value $0.01 per share, was canceled and converted into the right to receive either (i) $40.573 in cash (equal to the sum, rounded to the nearest one-tenth of a cent, of (A) $7.90 plus (B) the product of 1.75 multiplied by $18.67, which was the average of the closing sale prices of a share of First Horizon common stock on the New York Stock Exchange for the ten full trading days ending on the day preceding the closing date of the merger (the “First Horizon Share Closing Price”)), or (ii) 2.1732 shares of First Horizon common stock (the quotient of (A) the cash consideration as calculated above divided by (B) the First Horizon Share Closing Price) plus cash in lieu of fractional shares, subject to the procedures applicable to oversubscription for cash consideration.

The aggregate amount of cash consideration, excluding cash in lieu of fractional shares and cash paid for restricted shares of Capital Bank Financial, was $410,535,300, with approximately 10,118,435 shares of Capital Bank Financial common stock being converted into the right to receive the cash consideration and the remaining shares being converted into the right to receive the stock consideration. Based on the results of Capital Bank Financial stockholder elections of merger consideration, the cash consideration was oversubscribed. Accordingly, Capital Bank Financial stockholders who validly elected to receive the cash consideration received approximately 46 percent of the merger consideration payable to them in cash and approximately 54 percent in the form of First Horizon common stock. Accordingly, First Horizon issued an aggregate of 92,043,171 of its shares of common stock as merger consideration.

The pro forma condensed combined balance sheet gives effect to the merger as if the transaction had occurred on September 30, 2017. The pro forma condensed combined income statements for the nine months ended September 30, 2017 and the year ended December 31, 2016, give effect to the merger as if the transaction had become effective on January 1, 2016.

The pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented, nor the impact of possible business model changes. The pro forma condensed combined financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors.

FIRST HORIZON NATIONAL CORPORATION AND CAPITAL BANK FINANCIAL CORPORATION

PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF CONDITION

	September 30, 2017
	First Horizon	Capital Bank Financial	Pro forma		Pro Forma
(Dollars and shares in thousands)(Unaudited)	Historical	Historical	Adjustments	Ref	Combined
Assets:
Cash and due from banks	$347,802	$97,372	$—		$445,174
Federal funds sold and securities purchased under agreements to resell	739,953	—	—		739,953
Total cash and cash equivalents	1,087,755	97,372	—		1,185,127
Interest-bearing cash	604,326	86,757	(484,746)	A	206,337
Trading securities	1,469,402	—	—		1,469,402
Loans held-for-sale	339,780	3,060	131,537	B	474,377
Investment securities	3,973,138	1,605,296	(2,022)	C	5,576,412
Loans, net of unearned income	20,166,091	7,609,528	(313,576)	D	27,462,043
Less: Allowance for loan losses	194,867	45,428	(45,428)	E	194,867
Total net loans	19,971,224	7,564,100	(268,148)		27,267,176
Goodwill	236,335	231,292	908,203	F	1,375,830
Other intangible assets, net	43,157	25,606	118,194	G	186,957
Fixed income receivables	68,750	—	—		68,750
Premises and equipment, net	293,393	198,360	37,053	H	528,806
Real estate acquired by foreclosure	12,522	44,416	(9,149)	I	47,789
Other assets	1,522,854	283,726	47,195	J	1,853,775
Total assets	$29,622,636	$10,139,985	$478,117		$40,240,738

Liabilities and shareholders’ equity:
Deposits	$22,099,254	$8,129,862	$(1,031)	K	$30,228,085
Federal funds purchased and securities sold under agreements to repurchase	809,517	34,552	—		844,069
Trading liabilities	579,028	—	—		579,028
Other short-term borrowings	1,637,419	440,799	—		2,078,218
Term borrowings	1,059,507	118,929	68,240	L	1,246,676
Fixed income payables	44,304	—	—		44,304
Other liabilities	510,056	61,224	(1,236)	M	570,044
Total liabilities	26,739,085	8,785,366	65,973		35,590,424
Shareholders’ equity
Preferred stock	95,624	—	—		95,624
Common stock	146,395	650	56,877	N	203,922
Treasury stock, at cost	—	(312,384)	312,384	O	—
Capital surplus	1,401,359	1,373,227	362,005	P	3,136,591
Undivided profits	1,177,126	299,432	(325,428)	O,Q	1,151,130
Accumulated other comprehensive (loss)/ income, net	(232,384)	(6,306)	6,306	O	(232,384)
Shareholders’ equity	2,588,120	1,354,619	412,144		4,354,883
Noncontrolling interest	295,431	—	—		295,431
Total equity	2,883,551	1,354,619	412,144		4,650,314
Total liabilities and shareholders’ equity	$29,622,636	$10,139,985	$478,117		$40,240,738
Common shares outstanding	234,231	52,027	40,016	R	326,274
Book value per common share	$11.05	$26.04			$13.35

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

FIRST HORIZON NATIONAL CORPORATION AND CAPITAL BANK FINANCIAL CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

	Nine Months Ended September 30, 2017
(Dollars in thousands except per share data)/(Unaudited)	First Horizon National Corporation (FHN) (As reported) **	1Q 2017 Coastal Securities, Inc. (Coastal)	1Q 2017 Coastal Proforma Adjustments	Ref	Proforma FHN including Coastal	Capital Bank Financial Corporation (Capital Bank Financial) (As reported)	Capital Bank Financial Corporation Proforma Adjustments	Ref	Proforma FHN including Coastal and Capital Bank Financial
Interest income:
Interest and fees on loans	$578,264	$—	$—		$578,264	$258,663	$1,622	W	$838,549
Interest on investment securities	77,327	—	—		77,327	29,739	4,149	X	111,215
Interest on loans held-for-sale	10,916	7,440	—		18,356	—	—		18,356
Interest on trading securities	24,033	—	—		24,033	—	—		24,033
Interest on other earning assets	11,757	—	—		11,757	1,532	—		13,289
Total interest income	702,297	7,440	—		709,737	289,934	5,771		1,005,442
Interest expense:
Interest on deposits	55,642	—	—		55,642	25,743	1,254	Y	82,639
Interest on trading liabilities	11,282	—	—		11,282	—	—		11,282
Interest on short-term borrowings	9,293	2,929	—		12,222	3,777	—		15,999
Interest on long-term debt	25,854	—	—		25,854	7,140	(1,469)	Z	31,525
Total interest expense	102,071	2,929	—		105,000	36,660	(215)		141,445
Net interest income	600,226	4,511	—		604,737	253,274	5,986		863,997
Provision/(provision credit) for loan losses	(3,000)	—	—		(3,000)	8,737	—		5,737
Net interest income after provision/(provision credit) for loan losses	603,226	4,511	—		607,737	244,537	5,986		858,260
Noninterest income:
Fixed income	161,546	12,259	—		173,805	—	—		173,805
Deposit transactions and cash management	80,434	—	—		80,434	15,923	—		96,357
Brokerage, management fees and commissions	35,872	—	—		35,872	—	—		35,872
Trust services and investment management	21,304	—	—		21,304	1,774	—		23,078
All other income and commissions	57,873	—	—		57,873	28,928	—		86,801
Total noninterest income	357,029	12,259	—		369,288	46,625	—		415,913
Adjusted gross income after provision for loan losses	960,255	16,770	—		977,025	291,162	5,986		1,274,173
Noninterest expense:
Employee compensation, incentives and benefits	411,818	7,617	375	S	419,810	86,841	—		506,651
Occupancy	38,759	249	—		39,008	16,228	(166)	AA	55,070
Computer software	35,077	—	—		35,077	7,759	—		42,836
Operations services	33,204	694	—		33,898	11,947	—		45,845
Equipment rentals, depreciation, and maintenance	20,013	98	—		20,111	10,484	1,524	BB	32,119
Amortization of intangible assets	5,160	—	439	T	5,599	4,992	8,367	CC	18,958
Repurchase and foreclosure provision/(provision credit)	(22,580)	—	—		(22,580)	—	—		(22,580)
All other expense	155,540	1,400	(15)	U	156,925	42,421	(6,167)	DD	193,179
Total noninterest expense	676,991	10,058	799		687,848	180,672	3,558		872,078
Income before income taxes	283,264	6,712	(799)		289,177	110,490	2,428		402,095
Provision/(benefit) for income taxes	57,903	—	2,263	V	60,166	40,043	929	EE	101,138
Net income/(loss)	225,361	6,712	(3,062)		229,011	70,447	1,499		300,957
Net income attributable to noncontrolling interest	8,555	—	—		8,555	—	—		8,555
Net income attributable to controlling interest	216,806	6,712	(3,062)		220,456	70,447	1,499		292,402
Preferred stock dividends	4,650	—	—		4,650	—	—		4,650
Net income/(loss) available to common shareholders	$212,156	$6,712	$(3,062)		$215,806	$70,447	$1,499		$287,752
Earnings per common share	$0.91	N/A	N/A		$0.92	$1.36	$0.04		$0.88
Diluted earnings per common share	$0.90	N/A	N/A		$0.91	$1.32	$0.04		$0.88
Weighted average common shares	233,438	—	—		233,438	51,674	40,369	FF	325,481
Diluted average common shares	236,372	—	—		236,372	53,204	39,218	FF	328,794

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

** Includes results for Coastal Securities, Inc. subsequent to the acquisition on April 3, 2017.

FIRST HORIZON NATIONAL CORPORATION AND CAPITAL BANK FINANCIAL CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

	Year Ended December 31, 2016
(Dollars in thousands except per share data)/(Unaudited)	First Horizon National Corporation (FHN) (As reported)	Coastal Securities, Inc. (Coastal)	Coastal Proforma Adjustments	Ref	Proforma FHN including Coastal	Capital Bank Financial Corporation (Capital Bank Financial) (As reported)	Capital Bank Financial Proforma Adjustments	Ref	Proforma FHN including Coastal and Capital Bank Financial
Interest income:
Interest and fees on loans	$679,917	$—	$—		$679,917	$268,159	$16,068	W	$964,144
Interest on investment securities	97,460	—	—		97,460	27,763	4,863	X	130,086
Interest on loans held-for-sale	5,506	30,322	—		35,828	—	—		35,828
Interest on trading securities	30,779	—	—		30,779	—	—		30,779
Interest on other earning assets	4,247	—	—		4,247	1,804	—		6,051
Total interest income	817,909	30,322	—		848,231	297,726	20,931		1,166,888
Interest expense:
Interest on deposits	39,986	—	—		39,986	25,325	777	Y	66,088
Interest on trading liabilities	15,000	—	—		15,000	—	—		15,000
Interest on short-term borrowings	4,736	10,751	—		15,487	2,342	—		17,829
Interest on long-term debt	29,103	—	—		29,103	6,731	(1,081)	Z	34,753
Total interest expense	88,825	10,751	—		99,576	34,398	(304)		133,670
Net interest income	729,084	19,571	—		748,655	263,328	21,235		1,033,218
Provision for loan losses	11,000	—	—		11,000	5,113	—		16,113
Net interest income after provision for loan losses	718,084	19,571	—		737,655	258,215	21,235		1,017,105
Noninterest income:
Fixed income	268,561	42,178	—		310,739	—	—		310,739
Deposit transactions and cash management	108,553	—	—		108,553	20,023	—		128,576
Brokerage, management fees and commissions	42,911	—	—		42,911	—	—		42,911
Trust services and investment management	27,727	—	—		27,727	1,833	—		29,560
All other income and commissions	104,689	—	—		104,689	22,018	—		126,707
Total noninterest income	552,441	42,178	—		594,619	43,874	—		638,493
Adjusted gross income after provision for loan losses	1,270,525	61,749	—		1,332,274	302,089	21,235		1,655,598
Noninterest expense:
Employee compensation, incentives and benefits	562,948	32,682	1,500	S	597,130	91,475	—		688,605
Occupancy	50,880	994	—		51,874	17,817	(338)	AA	69,353
Computer software	45,122	—	—		45,122	8,375	—		53,497
Operations services	41,852	3,226	—		45,078	14,366	—		59,444
Equipment rentals, depreciation, and maintenance	27,385	446	—		27,831	12,955	2,032	BB	42,818
Amortization of intangible assets	5,198	—	1,701	T	6,899	4,262	14,263	CC	25,424
Repurchase and foreclosure provision/(provision credit)	(32,722)	—	—		(32,722)	—	—		(32,722)
All other expense	224,541	2,452	(229)	U	226,764	63,748	—		290,512
Total noninterest expense	925,204	39,800	2,972		967,976	212,998	15,957		1,196,931
Income before income taxes	345,321	21,949	(2,972)		364,298	89,091	5,278		458,667
Provision/(benefit) for income taxes	106,810	—	7,264	V	114,074	30,927	2,020	EE	147,021
Net income/(loss)	238,511	21,949	(10,236)		250,224	58,164	3,258		311,646
Net income attributable to noncontrolling interest	11,465	—	—		11,465	—	—		11,465
Net income attributable to controlling interest	227,046	21,949	(10,236)		238,759	58,164	3,258		300,181
Preferred stock dividends	6,200	—	—		6,200	—	—		6,200
Net income/(loss) available to common shareholders	$220,846	$21,949	$(10,236)		$232,559	$58,164	$3,258		$293,981
Earnings per common share	$0.95	N/A	N/A		$1.00	$1.30	$0.07		$0.91
Diluted earnings per common share	$0.94	N/A	N/A		$0.99	$1.28	$0.07		$0.89
Weighted average common shares	232,700	—	—		232,700	44,620	47,423	FF	324,743
Diluted average common shares	235,292	—	—		235,292	45,513	49,466	FF	330,271

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

Note 1-Basis of Presentation

The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the merger involving First Horizon and Capital Bank Financial under the acquisition method of accounting with First Horizon treated as the acquirer. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entities. Under the acquisition method of accounting, the assets and liabilities of Capital Bank Financial, as of the effective date of the merger, will generally be recorded by First Horizon at their respective fair values with the excess of purchase price over the acquired net assets allocated to goodwill.

On April 3, 2017, First Horizon’s Fixed Income business, FTN Financial, completed the acquisition of substantially all of the assets and the assumption of substantially all of the liabilities of Coastal Securities, Inc. (“Coastal”) for approximately $136 million in cash, inclusive of $5.0 million attributable to a prepaid employment agreement. The operating results of Coastal are included in First Horizon’s consolidated numbers subsequent to the acquisition. Pro forma adjustments have been made to the income statements, as necessary, for periods prior to the acquisition.

The merger of First Horizon and Capital Bank Financial, which closed on November 30, 2017, provides for Capital Bank Financial common shareholders to receive either (i) $40.573 in cash (equal to the sum, rounded to the nearest one-tenth of a cent, of (A) $7.90 plus (B) the product of 1.75 multiplied by $18.67, which was the average of the closing sale prices of a share of First Horizon common stock on the New York Stock Exchange for the ten full trading days ending on the day preceding the closing date of the merger (the “First Horizon Share Closing Price”)), or (ii) 2.1732 shares of First Horizon common stock (the quotient of (A) the cash consideration as calculated above divided by (B) the First Horizon Share Closing Price) plus cash in lieu of fractional shares, subject to the procedures applicable to oversubscription for cash consideration.

The aggregate amount of cash consideration, excluding cash in lieu of fractional shares and cash paid for restricted shares of Capital Bank Financial, was $410,535,300, with approximately 10,118,435 shares of Capital Bank Financial common stock being converted into the right to receive the cash consideration and the remaining shares being converted into the right to receive the stock consideration. Based on the results of Capital Bank Financial stockholder elections of merger consideration, the cash consideration was oversubscribed. Accordingly, Capital Bank Financial stockholders who validly elected to receive the cash consideration received approximately 46 percent of the merger consideration payable to them in cash and approximately 54 percent in the form of First Horizon common stock. Accordingly, First Horizon issued an aggregate of 92,043,171 of its shares of common stock as merger consideration.

The accounting policies of both First Horizon and Capital Bank Financial are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.

Note 2-Preliminary Purchase Price Allocation for Capital Bank Financial

The pro forma adjustments for Capital Bank Financial include the estimated acquisition accounting entries to record the merger transaction. The excess of the purchase price over the acquisition accounting value of net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma condensed combined financial statements are based upon available information and certain assumptions considered reasonable, and may be subject to change as additional information becomes available.

Provisional core deposits intangible assets (“CDI”) of $143.8 million resulting from the Capital Bank Financial merger have been recorded separately from goodwill and have been amortized using a moderate accelerated methodology supported by high estimated retention rates for non-interest bearing, interest bearing, money market and savings accounts on which CDI is based. Provisional goodwill totaling $1.1 billion resulting from the Capital Bank Financial merger is included in the pro forma adjustments and is not subject to amortization.

The preliminary purchase price allocation is as follows:

(Dollars in thousands, except per share amounts)

Pro forma Purchase Price
Cash consideration:
Fixed component (per the Merger agreement)	$410,535
Restricted shares paid at closing, cash in lieu payments, and equity issuance costs	13,057
Cash portion of purchase price		$423,592

Capital Bank Financial shares outstanding (November 30, 2017)	52,473
Exchange ratio	1.75
Total First Horizon common shares issued	92,043
First Horizon’s share price (as of November 30, 2017)	$19.39
Calculated equity portion of purchase price	1,784,717
Converted options	9,025
Equity issuance costs	(983)
Equity portion of purchase price		1,792,759
Total estimated consideration		$2,216,351

Capital Bank Net Assets at Fair Value applying November 30, 2017 purchase price adjustments to September 30, 2017 balances
Assets acquired:
Cash and cash equivalents		$97,372
Interest-bearing cash		62,367
Loans held-for-sale		134,597
Investment securities		1,603,274
Loans, net of unearned income		7,295,952
Other intangible assets		143,800
Premises and equipment		235,413
Real estate acquired by foreclosure		35,267
Other assets		320,153
Total assets acquired		$9,928,195
Liabilities assumed:
Deposits		$8,128,831
Securities sold under agreements to repurchase		34,552
Other short-term borrowings		440,799
Term borrowings		187,169
Other liabilities		59,988
Total liabilities assumed		$8,815,339
Net assets acquired		1,076,856

Preliminary pro forma goodwill		$1,139,495

Note 3-Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed financial information. All taxable adjustments were calculated using a 38.28 percent tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

A.	Adjustments to interest-bearing cash to reflect estimated cash of $423.6 million used to purchase Capital Bank Financial and $61.2 million of contractually obligated merger costs.

B.	Adjustments to classify loans held-for-sale.

C.	Adjustments to investment securities to reflect estimated fair value of acquired securities.

D.	Adjustments to Loans, net of unearned income to reflect estimated fair value adjustments, which include credit deterioration, current interest rates and liquidity, to acquired loans. Also includes a reduction of $131.5 million of loans reclassified as held-for-sale.

E.	Elimination of Capital Bank Financial’s existing Allowance for loan losses. Purchased loans in a business combination are recorded at estimated fair value on the purchase date and the carryover of the related allowance for loan losses is prohibited.

F.	Adjustments to Goodwill to eliminate $231.3 million of Capital Bank Financial goodwill at merger date and to record estimated goodwill associated with the merger of $1.1 billion.

G.	Adjustments to Other intangible assets to eliminate $25.6 million of Capital Bank Financial other intangible assets and to record estimated core deposit intangible assets associated with the merger of $143.8 million.

H.	Adjustments to Premises and equipment to reflect estimated fair value of acquired tangible assets.

I.	Adjustments to Real estate acquired by foreclosure to reflect estimated fair value of acquired foreclosed assets.

J.	Adjustments to other assets to record a net deferred tax asset for the effects of the acquisition accounting adjustments of approximately $27 million, a $15.3 million tax receivable associated with contractually obligated merger costs, and other reclassifications.

K.	Adjustments to deposits to reflect estimated fair value of acquired interest-bearing deposits.

L.	Adjustments to Term borrowings of $87.1 million to eliminate Capital Bank Financial’s remaining discount on acquired trust preferred debt, $25.2 million to reflect estimated fair value of acquired debt and other reclassifications.

M.	Adjustments to Other liabilities to eliminate $5.2 million of Capital Bank Financial other liabilities primarily related to deferred rent and acquired lease intangibles and to record estimated other liabilities associated with the merger of $8.6 million. Also includes a reduction of taxes payable for $4.6 million related to the tax effect of restricted shares paid in cash at closing.

N.	Adjustments to FHN Common shares to eliminate Capital Bank Financial common stock of $.7 million par value and record the issuance of FHN common shares to Capital Bank Financial shareholders of $57.5 million par value.

O.	Adjustments to eliminate remaining Capital Bank Financial equity balances of $19.3 million.

P.	Adjustments to Capital surplus to eliminate Capital Bank Financial capital surplus of $1.4 billion and record the issuance of FHN common shares in excess of par value to Capital Bank Financial shareholders of $1.7 billion. Additionally, includes increase in capital surplus of $9.0 million related to conversion and re-measurement of Capital Bank Financial stock options to FHN stock options and $1.0 million of transaction costs directly associated with the share issuance which is reflected as reduction of proceeds.

Q.	Adjustment to Undivided profits to reflect contractually obligated after-tax merger costs of $26.0 million.

R.	Adjustments to FHN’s common shares outstanding to eliminate Capital Bank Financial’s common stock outstanding of 52.0 million and record FHN common shares of 92.0 million.

S.	Net increase in Employee compensation, incentives, and benefits of $.4 million for the nine months ended September 30, 2017 and $1.5 million for the year ended December 31, 2016 to recognize compensation expense for employment agreements specific to the acquisition with durations greater than twelve months.

T.	Increase in Amortization of intangible assets of $.4 million for the nine months ended September 30, 2017 and $1.7 million for the year ended December 31, 2016 to record estimated amortization expense of acquired other intangible assets of Coastal.

U.	Decrease in All other expense to remove Coastal transaction related costs of $.2 million for the year ended December 31, 2016. An immaterial amount of transaction-related costs for the nine months ended September 30, 2017 were also removed.

V.	Increase in Provision for income taxes of $2.3 million for the nine months ended September 30, 2017 and $7.3 million for the year ended December 31, 2016 to conform tax provision to the estimated effective rate for the combined entity (Coastal was a historical pass-through entity) and to record the income tax effect of pro forma adjustments at the incremental tax rate of 38.28 percent.

W.	Net increase in Interest and fees on loans of $1.6 million for the nine months ended September 30, 2017 and $16.1 million for the year ended December 31, 2016 to eliminate Capital Bank Financial’s amortization of premiums and accretion of discounts on previously acquired loans and to record estimated amortization of premiums and accretion of discounts on acquired loans of Capital Bank Financial.

X.	Net increase in Interest on investment securities of $4.1 million for the nine months ended September 30, 2017 and $4.9 million for the year ended December 31, 2016 to remove amortization of premium from Capital Bank Financial’s investment securities and to record estimated amortization of discount on acquired securities of Capital Bank Financial.

Y.	Net increase in Interest on deposits of $1.3 million for the nine months ended September 30, 2017 and $.8 million for the year ended December 31, 2016 to eliminate Capital Bank Financial’s amortization of premiums and accretion of discounts on previously acquired deposits and record estimated amortization of premiums and accretion of discounts on acquired deposits of Capital Bank Financial.

Z.	Net decrease in Interest on long-term debt of $1.5 million for the nine months ended September 30, 2017 and $1.1 million for the year ended December 31, 2016 to eliminate Capital Bank Financial’s accretion of discounts on previously acquired junior subordinated debt and record estimated accretion of discounts on acquired junior subordinated debt of Capital Bank Financial.

AA.	Decrease in Occupancy expense of $.2 million for the nine months ended September 30, 2017 and $.3 million for the year ended December 31, 2016 to eliminate Capital Bank Financial’s amortization on previously acquired lease intangibles and record estimated amortization on acquired lease intangibles of Capital Bank Financial.

BB.	Net increase in Equipment rentals, depreciation, and maintenance of $1.5 million for the nine months ended September 30, 2017 and $2.0 million for the year ended December 31, 2016 to record depreciation related to estimated fair value marks for Capital Bank Financial’s tangible assets.

CC.	Net increase in Amortization expense of $8.4 million for the nine months ended September 30, 2017 and $14.3 million for the year ended December 31, 2016 to eliminate Capital Bank Financial’s amortization expense on other intangible assets and record estimated amortization expense of acquired other intangible assets. See Note 2 for additional information regarding FHN’s amortization of acquired other intangible assets related to the Capital Bank Financial acquisition.

DD.	Decrease in All other expense to remove Capital Bank Financial transaction related costs of $6.2 million for the nine months ended September 30, 2017.

EE.	Increase in Provision for income taxes of $.9 million for the nine months ended September 30, 2017 and $2.0 million for the year ended December 31, 2016 to record the income tax effect of Capital Bank Financial pro forma adjustments at the incremental tax rate of 38.28 percent.

FF.	Adjustments to weighted-average FHN common shares outstanding to eliminate Capital Bank Financial weighted average common shares outstanding and record FHN common shares outstanding.

Note 4-Estimated Cost Savings and Merger Integration Costs

First Horizon expects to realize approximately $85 million in annual pre-tax cost savings following the merger. The estimated cost savings are expected to be 50 percent realized in the run-rate within fiscal year 2018 and fully realized during fiscal year 2019 and are excluded from this pro forma analysis.

Merger- and integration-related costs are not included in the pro forma combined statements of income since they will be recorded in the combined results of income as they are incurred prior to, or after completion of, the merger and are not indicative of what the historical results of the condensed combined company would have been had the companies been actually combined during the periods presented. Merger- and integration-related costs are estimated to be $115 million pre-tax.

Note 5-Divestiture of Capital Bank Financial and/or First Tennessee Bank Branches

On November 17, 2017, First Horizon and Capital Bank Financial announced that they had reached an agreement with Apex Bank, a Tennessee banking corporation, to sell two branches in Greene County, Tennessee. Apex Bank’s purchase includes both branches slated for divestiture under First Horizon’s agreement with the United States Department of Justice and commitments to the Board of Governors of the Federal Reserve System, which were entered into in connection with a customary review of First Horizon’s merger with Capital Bank Financial.